Exhibit 10.1
BABYUNIVERSE, INC.
REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT, dated as of October 12, 2007 (the “Agreement”), among the investors listed on Schedule I hereto (the “Former eToys Investors”), the investors listed on Schedule II hereto (the “Wyndcrest Affiliated Investors”, and together with the Former eToys Investors, the “Investors”) and BabyUniverse, Inc., a Florida corporation (the “Company”).
R E C I T A L S
     WHEREAS, the Former eToys Investors acquired, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 13, 2007, by and among the Company, Baby Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and eToys Direct, Inc., a Delaware corporation (“eToys”), as amended by that First Amendment to Agreement and Plan of Merger, dated as of September 12, 2007, and that Second Amendment to Agreement and Plan of Merger, dated as of September 20, 2007 (as so amended, the “Merger Agreement”), an aggregate of 15,522,081 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);
     WHEREAS, as of the date hereof, the Wyndcrest Affiliated Investors own beneficially and as of record an aggregate of 2,070,525 shares of Common Stock;
     WHEREAS, the Company has agreed, as a condition precedent to eToys’ obligations under the Merger Agreement, to grant the Investors certain registration rights; and
     WHEREAS, the Company and the Investors desire to define the registration and certain other rights of the Investors on the terms and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:
     SECTION 1. DEFINITIONS
     As used in this Agreement, the following terms have the respective meanings set forth below:
     Agreement: shall mean this Registration Rights Agreement among the Investors and the Company;

     Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;
     Common Stock: shall have the meaning set forth in the Recitals hereto;
     Controlling Former eToys Investors: shall mean D.E. Shaw Laminar Acquisition Holdings 3, L.L.C. and Michael J. Wagner.
     Demanding Holders: shall have the meaning set forth in Section 2(b)(iii) hereof;
     eToys: shall have the meaning set forth in the Recitals hereto;
     eToys Holder: shall mean any holder of eToys Registrable Securities;
     eToys Registrable Securities: shall mean the shares of Common Stock and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, in each case now or hereafter owned beneficially and of record by the Former eToys Investors;
     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;
     Former eToys Investors: shall have the meaning set forth in the Preamble hereto;
     Holder: shall mean any eToys Holder or any Wyndcrest Holder;
     Indemnified Party: shall have the meaning set forth in Section 2(e) (iii) hereof;
     Indemnifying Party: shall have the meaning set forth in Section 2(e) (iii) hereof;
     Initiating eToys Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding eToys Registrable Securities;
     Initiating Holder: shall mean an Initiating eToys Holder or an Initiating Wyndcrest Holder;
     Initiating Wyndcrest Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Wyndcrest Registrable Securities;
     Investors: shall have the meaning set forth in the Preamble hereto;
     Merger Agreement: shall have the meaning set forth in the Recitals hereto;
     Other Stockholders: shall have the meaning set forth in Section 2(a)(i) hereof;

     Participating Holder: shall have the meaning set forth in Section 2(d) hereof;
     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;
     Register, Registered and Registration: shall mean, or have reference to, a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;
     Registrable Securities: shall mean the eToys Registrable Securities and the Wyndcrest Registrable Securities;
     Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);
     Restricted Period: shall mean the period beginning on the date hereof and ending on the earliest to occur of (i) the date that is two (2) years from the date hereof or (ii) the receipt by the Former eToys Investors of an aggregate of $40 million in proceeds from the sale(s) of shares of Common Stock;
     Rule 144: shall have the meaning set forth in Section 2(g) hereof;
     security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act;
     Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder;
     Selling eToys Holder: shall have the meaning set forth in Section 3(b) hereof;
     Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than the reasonable fees and expenses of one counsel for all the Holders;
     Selling Wyndcrest Holder: shall have the meaning set forth in Section 3(a)(iii)(A) hereof;
     Tag-Along eToys Holders: shall have the meaning set forth in Section 3(a)(iii)(A) hereof;

     Tag-Along Wyndcrest Holders: shall have the meaning set forth in Section 3(b) hereof;
     Transfer: shall have the meaning set forth in Section 3(a) hereof;
     Wyndcrest Affiliated Investors: shall have the meaning set forth in the Preamble hereto;
     Wyndcrest Holder: shall mean any holder of Wyndcrest Registrable Securities; and
     Wyndcrest Registrable Securities: shall mean the shares of Common Stock and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, in each case now or hereafter owned beneficially and of record by the Wyndcrest Affiliated Investors.
     SECTION 2. REGISTRATION RIGHTS
     (a) Requested Registration.
     (i) Request for Registration. If the Company shall receive from an eToys Initiating Holder or a Wyndcrest Initiating Holder (subject to Section 3(a)(i) hereof), at any time, a written request that the Company effect any registration with respect to all or a part of the eToys Registrable Securities or the Wyndcrest Registrable Securities, as applicable, the Company will:
     (1) promptly give written notice of the proposed registration to all other Holders; and
     (2) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification and other compliance under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) and take such further actions (including, without limitation, undertaking a “road show” and other customary marketing efforts) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above, subject to Section 3(a)(i) hereof; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):
(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration (or related state-law qualification or other compliance), unless the Company is already (or is required to be) subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;
(B) After the Company has effected (x) with respect to the eToys Holders, three (3) such registrations at the request of the eToys Holders or (y) with respect to the Wyndcrest Holders, two (2) such registrations at the request of the Wyndcrest Holders, in each case, pursuant to this Section 2(a), and such registrations have been declared or ordered effective and the sales of the Registrable Securities included in such registration shall have closed;
(C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $2,000,000; provided, however, that the foregoing limitation shall not apply to the last registration effected by the Company at the request of each of the eToys Holders or the Wyndcrest Holders;
(D) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may only delay an offering pursuant to this Section 2(a)(i)(2)(D) for a period of not more than sixty (60) days, if a filing of any other such registration statement is not made within that period, and the Company may only exercise this right once in any twelve (12)-month period; and, provided further, that the Company shall not register any securities for the account of any other stockholder of the Company (other than a registration of securities in a Rule 145 transaction under the Securities Act or with respect to an employee benefit plan) during such sixty (60) day period; or
(E) If the Company shall furnish to the eToys Initiating Holders or the Wyndcrest Initiating Holders, as applicable, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed in the near future, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for treating as confidential or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, then the Company’s obligation to use its reasonable best efforts to comply with this Section 2(a) shall be deferred for a period not to exceed sixty (60) days from the date of its receipt of the written request from such Holders; provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.
The registration statement filed pursuant to this Section 2(a)(i) may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Initiating Holder requests a registration pursuant to this Section 2(a)(i) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Initiating Holder.
The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).
     (ii) Underwriting. If the eToys Initiating Holders or the Wyndcrest Initiating Holders, as applicable, intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a)(i) hereof.
If Other Stockholders request inclusion of their securities in the underwriting, the Initiating Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on the acceptance by such Other Stockholders of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the eToys Initiating Holders or the Wyndcrest Initiating Holders, as applicable, and reasonably acceptable to the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 2(e)(ii) hereof. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and the officers and directors of the Company (to the extent such persons are not otherwise Holders) may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.
     (b) Company Registration.
     (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of an Other Stockholder, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:
     (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
     (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests (subject to Section 3(a)(i) hereof), made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (1) above, except as set forth in Section 2(b)(iii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.
     (ii) For the avoidance of doubt, to the extent the Company registers any of its equity securities for the account of any Initiating Holder in connection with an underwritten offering pursuant to Section 2(a)(ii), the “cutback” provisions of Section 2(a)(ii) (and not the “cutback” provisions of Section 2(b)(iii)) shall apply to the inclusion of Holders’ Registrable Securities and any securities of any Other Stockholder in such offering.
     (iii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall

(together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 2(e)(ii) hereof. Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the total number of shares (including Registrable Securities) included therein. The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities and other than securities with respect to which any such Person demanded such registration pursuant to a contractual right (“Demanding Holders”)) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of all shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation, provided that, in no event shall the number of Registrable Securities included in the registration and underwriting be reduced to a number that is less than twenty-five percent (25%) of the total number of shares (including Registrable Securities) included therein. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
     (c) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered, except that all fees and disbursements of any counsel separately retained by any such Holder shall be borne by such Holder; provided, however, that if, as a result of the withdrawal of a request for registration by any of the Holders, the registration statement does not become effective, the Holders and Other Stockholders requesting registration may elect to bear the Registration Expenses (pro rata on the basis of the number of their shares so included in the registration request, or on such other basis as such Holders and Other Stockholders may agree), in which case such registration shall not be counted as a registration pursuant to Section 2(a)(i) hereof.
     (d) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep each Holder of Registrable Securities covered by such registration (a “Participating Holder”) advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:
     (i) keep such registration effective for a period of one hundred twenty (120) days or until the Participating Holders (or in the case of a distribution to the partners or members of any such Participating Holder, such partners or members, as applicable) have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120)-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits such an offering on a continuous or delayed basis;
     (ii) furnish such number of prospectuses and other documents incident thereto as each of the Participating Holders from time to time may reasonably request;
     (iii) notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Participating Holders, addressed to the underwriters, if any, and to the Participating Holders, and (2) a “cold comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Participating Holders, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Participating Holders;
     (v) use reasonable best efforts to cause all Registrable Securities covered by such registration to be listed on the principal stock exchange or Nasdaq, as applicable, on which the Common Stock is then listed or quoted;
     (vi) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
     (vii) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent organizational documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all reasonably available information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
     (viii) permit any holder of Registrable Securities, which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included therein;
     (ix) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;
     (x) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and
     (xi) use its reasonable best efforts to take all other customary and reasonable steps necessary or advisable to effect the registration of the Registrable Securities as contemplated hereby.
     (e) Indemnification.
     (i) The Company will indemnify each of the Holders participating in such registration, each of such Holder’s officers, directors and partners and members, and each Person controlling such Holder, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter of the Company’s securities covered by such registration, if any, and each Person who controls any such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, issuer free-writing prospectus, notification or the like) incident to any such registration (or related state-law qualification or compliance), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration (or related state-law qualification or compliance), and will reimburse each of such Holders, each of its officers, directors and partners and members, and each Person controlling each of such Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein; provided, further, that the foregoing shall not limit the obligations of the Company to any party that did not provide such written information.
     (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration (or related state-law qualification or compliance) is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such registration, each Person who controls the Company or such underwriter, each other Holder and each Other Stockholder participating in such registration and each of their respective officers, directors, partners and members, and each Person controlling such other Holders or Other Stockholders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any related registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, and such other Holders and Other Stockholders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.
     (iii) Each party entitled to indemnification under this Section 2(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(e) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
     (iv) If the indemnification provided for in this Section 2(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, action or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage, action or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 2(e)(iv) exceed the amount of the net proceeds to such Holder of securities sold in such registration as contemplated herein, less any amounts paid by such Holder pursuant to Section 2(e)(ii).
     (v) Notwithstanding the foregoing, to the extent that the provisions relating to indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
     (f) Information by the Holders.
     (i) Each of the Holders holding securities included in any registration referred to in this Section 2 shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with such registration (and related state-law qualification or compliance).

     (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement covering any Registrable Securities, any Holder shall distribute such Registrable Securities to its partners or members, such Holder shall promptly so advise the Company and provide such information as shall be necessary to permit the timely making of an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.
     (g) Rule 144 Reporting.
     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale by the Holders of restricted securities to the public without registration, the Company agrees to:
     (i) make and keep current public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after the date hereof;
     (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
     (iii) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon its request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the Commission, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.
     (h) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.
     SECTION 3. SALES OF SECURITIES BY THE WYNDCREST AFFILIATED INVESTORS; NEGOTIATED SALES BY CONTROLLING FORMER ETOYS INVESTORS
     (a) Notwithstanding anything herein to the contrary, during the Restricted Period, none of the Wyndcrest Affiliated Investors shall sell (including any short sale or entering into any puts, calls, or other similar options to sell or acquire shares of Common Stock), transfer, tender, assign, hypothecate or otherwise dispose of, other than as incident to the granting of a security interest in shares of Common Stock pursuant to a bona fide lending transaction in which a Wyndcrest Affiliated Investor is the borrower (“Transfer”), or offer or agree to do any of the foregoing, any shares of Common Stock owned beneficially or of record by such Wyndcrest Affiliated Investors, except:
     (i) Pursuant to Section 2 hereof, beginning on the date that is twelve (12) months following the date hereof;
     (ii) Pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)), beginning on the date that is six (6) months following the date hereof; or
     (iii) Pursuant to negotiated private sales in accordance with the Securities Act, beginning on the date that is six (6) months following the date hereof, provided that:
(A) If any Wyndcrest Affiliated Investor desires to Transfer any of its shares of Common Stock (a “Selling Wyndcrest Holder”) to a third party, such Selling Wyndcrest Holder shall notify the eToys Holders (the “Tag-Along eToys Holders”), in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each Tag-Along eToys Holder shall notify the Selling Wyndcrest Holder if it elects to participate in such Transfer. Any Tag-Along eToys Holder that fails to notify the Selling Wyndcrest Holder within such ten (10) business day period shall be deemed to have waived its rights hereunder with respect to such Transfer. Each Tag-Along eToys Holder that so notifies the Selling Wyndcrest Holder shall have the right to sell in such transaction, at the same purchase price and on the same terms and conditions as the Selling Wyndcrest Holder, an amount of shares of Common Stock equal to the total number of shares of Common Stock such third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Tag-Along eToys Holder and the denominator of which shall be the aggregate number of shares of Common Stock owned by the Selling Wyndcrest Holder and each Tag-Along eToys Holder exercising its rights under this Section 3(a)(iii) with respect to such Transfer; and
(B) Notwithstanding anything contained in this Section 3(a)(iii), in the event that all or a portion of such purchase price consists of securities and the sale of such securities to the Tag-Along eToys Holders would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Wyndcrest Holder, any one or more of the Tag-Along eToys Holders may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the board of directors of the Company.

     (iv) In the case of each of Wyndcrest BabyUniverse Holdings II, LLC and Wyndcrest BabyUniverse Holdings III, LLC, pursuant to a Transfer to one or more of its members, upon a request by such member for an in-kind distribution of securities held by such Wyndcrest Affiliated Investor in accordance with the operating agreement or other organizational document of such Wyndcrest Affiliated Investor; provided, however, that it shall be a condition to such Transfer that such member executes a joinder to this Agreement, which shall be in customary form, pursuant to which such member (A) consents and agrees to become a party to and be bound by and subject to all of the terms, liabilities and obligations pertaining to the Wyndcrest Affiliated Investors in this Agreement as if it were an original signatory hereto with respect to such terms, liabilities and obligations, (B) consents and agrees to the placement of a stop transfer order during the Restricted Period with the transfer agent and registrar for the Common Stock against the certificate or certificates representing the shares of Common Stock received by such member in such Transfer as to the restrictions arising under this paragraph (iv) and (C) consents and agrees that it shall not be the beneficiary of any of the registration rights or tag-along rights granted to the Wyndcrest Affiliated Investors or the Wyndcrest Holders pursuant to Sections 2 and 3(b) of this Agreement.
     (b) If any Controlling Former eToys Investor desires to Transfer (other than any Transfer to a fund which is an affiliate of such Controlling Former eToys Investor) in a negotiated private sale in accordance with the Securities Act, during the Restricted Period, any of its shares of Common Stock (a “Selling eToys Holder”) to a third party, such Selling eToys Holder shall notify the Wyndcrest Affiliated Investors (the “Tag-Along Wyndcrest Holders”), in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days of the date of such notice, each Tag-Along Wyndcrest Holder shall notify the Selling eToys Holder if it elects to participate in such Transfer. Any Tag-Along Wyndcrest Holder that fails to notify the Selling eToys Holder within such ten (10) business day period shall be deemed to have waived its rights hereunder with respect to such Transfer. Each Tag-Along Wyndcrest Holder that so notifies the Selling eToys Holder shall have the right to sell in such transaction, at the same purchase price and on the same terms and conditions as the Selling eToys Holder, an amount of shares of Common Stock equal to the total number of the shares of Common Stock such third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Tag-Along Wyndcrest Holder and the denominator of which shall be the aggregate number of shares of Common Stock owned by the Selling eToys Holder and each Tag-Along Wyndcrest Holder exercising its rights under this Section 3(b) with respect to such Transfer. Notwithstanding the foregoing, the provisions of this Section 3(b) shall only apply to such a Transfer if, following such Transfer, the transferee would (i) be the largest stockholder of the Company and (ii) beneficially own in excess of 30% of the outstanding shares of Common Stock.
     SECTION 4. MISCELLANEOUS
     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

     (b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part thereof.
     (c) Notices.
     (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or sent by overnight courier or mailed by registered or certified mail, postage prepaid:
     (1) if to the Company, to 1099 18th Street, Suite 1800, Denver, Colorado 80202, Attention: Chief Executive Officer (facsimile: (303) 226-6236), or at such other address or facsimile number as the Company may have furnished in writing to the Holders.
     (2) if to the eToys Holders, at the respective addresses or facsimile numbers listed on Schedule I hereto, or at such other address or facsimile number as any such eToys Holder may have furnished in writing to the Company, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-9222), Attention: Steven J. Gartner, Esq. and William H. Gump, Esq.
     (3) if to the Wyndcrest Holders, at the respective addresses or facsimile numbers listed on Schedule II hereto, or at such other address or facsimile number as any such Wyndcrest Holder may have furnished in writing to the Company, with a copy to Sullivan & Triggs, LLP, 1230 Montana Avenue, Suite 201, Santa Monica, California 90403 (facsimile: (310) 451-8303), Attention: Brian A Sullivan, Esq.
     (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if delivered by facsimile, on the date of transmission upon receipt of appropriate mechanical confirmation, if sent by overnight courier, on the first business day following the date of its delivery to the courier; and if mailed by registered or certified mail, postage prepaid, on the third business day after the date of such mailing.
     (d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     (f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company, the eToys Holders holding a majority of the then outstanding eToys Registrable Securities and the Wyndcrest Holders holding a majority of the then outstanding Wyndcrest Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).
     (g) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.
     (h) Interpretation. Where any provision in this Agreement refers to an action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     (i) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
     (j) Specific Performance; Injunctive Relief. The Company and the Holders hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party hereto to perform any of its obligations set forth in this Agreement. Therefore, the Company and the Holders shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Holders hereby waive the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

BABYUNIVERSE, INC.
By:	/s/ John C. Textor
	Name:	John C. Textor
	Title:	Chief Executive Officer

Former eToys Investors D. E. SHAW LAMINAR ACQUISITION HOLDINGS 3, L.L.C.
By:	D. E. Shaw & Co., L.L.C., as Manager

By:	/s/ Julius Gaudio
	Name:	Julius Gaudio
	Title:	Managing Director

/s/ Michael J. Wagner
Michael J. Wagner

Wyndcrest Affiliated Investors
/s/ John C. Textor
John C. Textor

WYNDCREST BABYUNIVERSE HOLDINGS, LLC
By:	/s/ John C. Textor
	Name:	John C. Textor
	Title:	President of Managing Member

WYNDCREST BABYUNIVERSE HOLDINGS II, LLC
By:	/s/ John C. Textor
	Name:	John C. Textor
	Title:	President of Managing Member

WYNDCREST BABYUNIVERSE HOLDINGS III, LLC
By:	/s/ John C. Textor
	Name:	John C. Textor
	Title:	President of Managing Member

Schedule I
Former eToys Investors
Investor Name and Address
D. E. Shaw Laminar Acquisition Holdings 3, L.L.C.
120 W. 45th Street
39th Floor, Tower 45
New York, NY 10036
Michael J. Wagner
c/o eToys Direct, Inc.
1099 18th Street, Suite 1800
Denver, CO 80202

Schedule II
Wyndcrest Affiliated Investors
Investor Name and Address
John C. Textor
150 South US Highway One
Suite 500
Jupiter, Florida 33477
Wyndcrest BabyUniverse Holdings, LLC
150 South US Highway One
Suite 500
Jupiter, Florida 33477
Wyndcrest BabyUniverse Holdings II, LLC
150 South US Highway One
Suite 500
Jupiter, Florida 33477
Wyndcrest BabyUniverse Holdings III, LLC
150 South US Highway One
Suite 500
Jupiter, Florida 33477